Exhibit 99.3

Offer to Exchange

8.250% Senior Notes due 2018

(Registered Under The Securities Act of 1933)

For Any and All Outstanding

8.250% Senior Notes due 2018

of

JABIL CIRCUIT, INC.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Enclosed are the materials listed below relating to the offer by Jabil Circuit, Inc., a Delaware corporation (the “Company”), to exchange its new 8.250% Senior Notes due 2018 (the “Registered Notes”), pursuant to an offering registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 8.250% Senior Notes due 2018 (the “Unregistered Notes”) upon the terms and subject to the conditions set forth in the Company’s Prospectus, dated                     , 2008, and the related Letter of Transmittal (which together constitute the “Exchange Offer”).

Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Prospectus.

Enclosed herewith are copies of the following documents:

1. Prospectus dated                     , 2008;

2. Letter of Transmittal;

3. Notice of Guaranteed Delivery; and

4. Letter which may be sent to your clients (“Letter to Clients”) for whose accounts you hold Unregistered Notes registered in your name or in the name of your nominee, with an instruction form provided for obtaining such clients’ instructions with regard to the Exchange Offer.

We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2008 unless extended.

The Exchange Offer is not conditioned upon any minimum number of Unregistered Notes being tendered.

Pursuant to the Letter of Transmittal, each holder of Unregistered Notes will represent to the Company that (i) the holder is not an “affiliate” of the Company, (ii) any Registered Notes to be received by it are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate, and is not engaged and does not intend to engage, in a distribution (within the meaning of the Securities Act) of such Registered Notes. If the tendering holder is a broker-dealer that will receive Registered Notes for its own account in exchange for Unregistered Notes, you will represent on behalf of such broker-dealer that the Unregistered Notes to be exchanged for the Registered Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Registered Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Registered Notes, such broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The enclosed Letter to Clients contains an authorization by the beneficial owners of the Unregistered Notes for you to make the foregoing representations.

The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Unregistered Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Unregistered Notes to it, except as otherwise provided in Instruction 10 of the enclosed Letter of Transmittal.

Additional copies of the enclosed material may be obtained from the Exchange Agent at its address and telephone number set forth on the Letter of Transmittal.

Very truly yours,

Jabil Circuit, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF JABIL CIRCUIT, INC. OR THE BANK OF NEW YORK TRUST COMPANY, N.A. OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.